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                                                                       EXHIBIT 5

                                 March 16, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       First Health Group Corp.
          Registration Statement on Form S-8

Ladies and Gentlemen:

          We are counsel to First Health Group Corp., a Delaware corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance from time to time by the Company of up to 520,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), pursuant to two stock option agreements between the Company and James C. Smith (the "Agreements").

          As such counsel, we have examined the Agreements, the Company's Certificate of Incorporation, as amended, the Bylaws of the Company, the minute books of the Company and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

          Based on the foregoing, we are of the opinion that:

          1. The issuance from time to time by the Company of up to 520,000 shares of Common Stock pursuant to the Agreements has been duly and validly authorized by all necessary corporate action on the part of the Company.

          2. When issued and paid for in accordance with the Agreements, the shares of Common Stock available for issuance under the Agreements will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

          Please be advised that certain partners of, attorneys associated with and/or of counsel to our firm beneficially own shares of Common Stock.

          The opinions expressed above are limited to the Delaware General Corporation Law and the federal laws of the United States, and are limited to the specific legal matters expressly addressed herein. No opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not addressed herein. This opinion speaks only as of the date hereof and we undertake no obligation to update this opinion.

                                          Very truly yours,

                                          /s/ Neal, Gerber & Eisenberg